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                                                                    EXHIBIT 23.2





                        CONSENT OF INDEPENDENT AUDITORS


         We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Seagate Technology, Inc. Employee Stock Purchase Plan of our reports dated July 12, 1994, except for the Subsequent Events note as to which the date is August 4, 1994, with respect to the consolidated financial statements of Seagate Technology, Inc. incorporated by reference in its Annual Report (Form 10-K) for the fiscal year ended July 1, 1994 and the related financial statement schedules included therein, filed with the Securities and Exchange Commission.




                                 Ernst & Young


San Jose, California
October 25, 1994